UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2010

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

ITEM 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

ITEM 8.01.	Other Events.

As previously reported, on April 1, 2008, in connection with the separation of the businesses of BGC Partners, LLC and the merger of BGC Partners, LLC and eSpeed, Inc. (the “merger”), BGC Partners, Inc. (the “Company”) issued an aggregate of 133,860,000 shares of Class A Common Stock and Class B Common Stock of the Company and rights to acquire shares of Class A Common Stock and Class B Common Stock pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering. As also previously reported, certain of those rights to acquire shares issued in the merger underlie Founding Partner Units in BGC Holdings, L.P., a majority-owned subsidiary of the Company (“BGC Holdings”), that become exchangeable for shares of Class A Common Stock of the Company after the merger, or Exchangeable Limited Partnership Units in BGC Holdings that Cantor Fitzgerald, L.P. (“Cantor”) purchases from BGC Holdings after the merger upon redemption by BGC Holdings of non-exchangeable Founding Partner Units from terminated founding partners of BGC Holdings.

On November 17, 2010, upon redemption by BGC Holdings of an aggregate of 1,509,172 non-exchangeable Founding Partner Units from terminated founding partners of BGC Holdings for $5,398,610, Cantor exercised its right to purchase such 1,509,172 units in the form of Exchangeable Limited Partnership Units from BGC Holdings for $5,398,610. Such Units are exchangeable by Cantor at any time on a one-for-one basis (subject to adjustment) for shares of Class A Common Stock or Class B Common Stock of the Company. The redemption of the non-exchangeable Founding Partner Units and issuance of an equal number of Exchangeable Limited Partnership Units did not change the fully diluted number of shares outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC PARTNERS, INC.

Date: November 22, 2010	By:	/S/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer

[Signature to Form 8-K dated November 22, 2010 with respect to

Redemption of units from founding partners and Issuance of units to Cantor Fitzgerald, L.P.]